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                                                                   EXHIBIT 3.(i)

                               SECRETARY OF STATE

                    [THE GREAT SEAL OF THE STATE OF NEVADA]

                                STATE OF NEVADA

                               CORPORATE CHARTER


I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that VAN AMERICAN CAPITAL LTD. did on July 23, 1998 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.



                              IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on July 24, 1998.




                                /s/         DEAN HELLER
                              -------------------------------------
                                        Secretary of State


                              By   /s/     KELLY R. DAVENPORT
                              -------------------------------------
                                       Certification Clerk


[THE GREAT SEAL OF THE STATE OF NEVADA]


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             FILED
      IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

          JUL 23 1998
         NO. C17463-98
          Dean Heller
DEAN HELLER, SECRETARY OF STATE

                           ARTICLES OF INCORPORATION
                                       OF
                           VAN AMERICAN CAPITAL LTD.
                              a Nevada Corporation

        FIRST. The name of the corporation is:

                           VAN AMERICAN CAPITAL LTD.

        SECOND. The resident agent for this corporation shall be:

                            SAGE INTERNATIONAL INC.

The address of said agent, and the principal or statutory address of this corporation in the State of Nevada, shall be 1135 Terminal Way, Suite 209, Reno, Nevada 89502, located in Washoe County, State of Nevada. This corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said corporation, and that this corporation may conduct all corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

        THIRD. The objects for which this corporation is formed are as follows: to engage in any lawful activity.

        FOURTH. That the total number of voting common stock authorized that may be issued by the corporation is FIFTY MILLION (50,000,000) shares of stock with (0.001) PAR VALUE, and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

        FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, providing that the number of directors shall not be reduced to less than one
(1). The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

            NAME                   POST OFFICE ADDRESS
            ----                   -------------------
        CHERI S. HILL         1135 TERMINAL WAY, SUITE 209
                                   RENO, NEVADA 89502

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        SIXTH. After the amount of the subscription price, the purchase price, of the par value of the stock of any class or series is paid into the corporation, owners or holders of shares of any stock in the corporation may never be assessed to pay the debts of the corporation.

        SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:


            NAME                   POST OFFICE ADDRESS
            ----                   -------------------
        CHERI S. HILL         1135 TERMINAL WAY, SUITE 209
                              RENO, NEVADA 89502

        EIGHTH. The corporation is to have a perpetual existence.

        NINTH. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer or for any act or omission of any such director or officer; however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of this corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

        TENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

        ELEVENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

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        I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying the facts herein stated are true, and accordingly have hereunto set my hand JULY 22, 1998.


/s/ CHERI S. HILL
------------------------------
CHERI S. HILL, Incorporator


STATE OF NEVADA

COUNTY OF WASHOE

On JULY 22, 1998, before me, the undersigned, a Notary Public in and for said County and State, personally appeared CHERI S. HILL, personally known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that she executed the same.


/s/ V.R. SWEET                                        V.R. Sweet
------------------------------   (SEAL)     Notary Public--State of Nevada
Notary Public                            Appointment Recorded in Washoe County
                                          No. 93-4205-2  Expires Aug. 1, 2001


                          CERTIFICATE OF ACCEPTANCE OF
                         APPOINTMENT BY RESIDENT AGENT

SAGE INTERNATIONAL, INC., hereby accepts appointment as Resident Agent of VAN AMERICAN CAPITAL LTD. in accordance with NRS 78.090.


SAGE INTERNATIONAL, INC.


By: /s/ CHERI S. HILL                   Date: JULY 22, 1998.
    ------------------------------
    CHERI S. HILL, Senior V.P.



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